Exhibit (k)(8)

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT AGREEMENT
DATED AS OF FEBRUARY 25, 2011
RELATING TO
CREDIT AGREEMENT
ORIGINALLY DATED AS OF JUNE 26, 2009

$150,000,000 Credit Facility

JPMORGAN CHASE BANK, N.A.
as Administrative Agent
J. P. MORGAN SECURITIES INC.,
Lead Arranger and Bookrunner
and
THE SEVERAL BANKS FROM
TIME TO TIME PARTIES HERETO

     THIS SECOND AMENDMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Second Amendment”), dated as of February 25, 2011, among (i) KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”); (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and (iii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders hereunder (the “Administrative Agent”), witnesseth:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement originally dated as of June 26, 2009 (as such Credit Agreement has been and may be terminated, replaced and restated, amended, supplemented or otherwise modified from time to time as so amended, supplemented or waived, including without limitation by the Accession Agreement dated as of July 1, 2009 among Citibank, N.A., Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of October 13, 2009 among the Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent as amended and restated by the Amended and Restated Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent, the Termination, Replacement and Restatement Agreement dated as of June 11, 2010 and the First Amendment dated as of October 25, 2010 among the Borrower, the Lenders and the Administrative Agent (collectively, the “Credit Agreement”); and
     WHEREAS, the parties to the Credit Agreement are willing, subject to the terms and conditions of this Second Amendment, to amend the Credit Agreement as provided herein;
     NOW, THEREFORE, in consideration of the mutual agreements contained in this Second Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment.
     A. Subject to the conditions set forth in Section 3 hereof, Section 1 (Defined Terms) of the Credit Agreement is hereby amended so that the following definitions are either added in alphabetical order or, as applicable, amended and restated to read in their entirety as stated below:
     “Aggregate Commitment”: the total of all Commitments of all Lenders, as may be reduced or increased from time to time in the accordance with the terms of this Agreement. On the Second Amendment Effective Date, the Aggregate Commitment shall be equal to $150,000,000.
     “Second Amendment”: the Second Amendment, dated as of February 25, 2011, among the Borrower, the Lenders and the Administrative Agent.
     “Second Amendment Effective Date”: shall have the meaning given in the Second Amendment.

     B. Section 2.1(c) is hereby amended to read in its entirety as follows: “Intentionally Omitted”.
     C. Schedule I of the Credit Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof Schedule I to this Second Amendment.
Section 2. Representations and Warranties.
     To induce the Administrative Agent and the Lenders to enter into this Second Amendment and to make the Loans (as defined in the Credit Agreement), the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) This Second Amendment has been duly authorized and executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on the date hereof, before and after giving effect to this Second Amendment, with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) Before and after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.
Section 3. Conditions to Effectiveness.
     This Second Amendment shall become effective as of the date hereof (the “Second Amendment Effective Date”) upon the occurrence of the following conditions precedent:
     (a) The Administrative Agent shall have received counterparts of this Second Amendment which, when taken together, bear the signatures of all the parties hereto.
     (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower referring to this Second Amendment and the Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this Second Amendment and the transactions hereunder and under the Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinion.
     (c) All legal matters incident to this Second Amendment, the Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.

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     (d) The Administrative Agent shall have received on the date hereof:
     (i) a certificate of the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Directors of the Borrower authorizing this Second Amendment and the execution, delivery and performance of this Second Amendment and the borrowings under the Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) any amendments since October 25, 2010 to Borrower’s Articles of Incorporation; (C) any amendments since October 25, 2010 to Borrower’s By-laws; and (D) any amendments since October 25, 2010 to Borrower’s Investment Management or Advisory Agreements, Custody Agreements, Administration Agreements, and Transfer Agency Agreements;
     (ii) a certificate of the Secretary or Assistant Secretary of Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this Second Amendment or any other document delivered in connection herewith on behalf of Borrower; and
     (iii) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
Section 4. Applicable Law.
     THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
Section 5. Counterparts.
     This Second Amendment may be executed in two or more counterparts (including by fax or pdf transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.
Section 6. Expenses.
     The Borrower agrees to reimburse the Administrative Agent for the Administrative Agent’s out-of-pocket expenses in connection with this Second Amendment not yet paid pursuant to Section 3(e) hereof, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Jeanne Horn
	Name:	Jeanne Horn
	Title:	Executive Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT FEBRUARY 2011
SIGNATURE PAGE

BANK OF AMERICA, N.A.
By:	/s/ Julie Palantone
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT FEBRUARY 2011
SIGNATURE PAGE

UBS AG, STAMFORD BRANCH
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT FEBRUARY 2011
SIGNATURE PAGE

CITIBANK, N.A.
By:	/s/ John F. Miller
	Name:	John F. Miller
	Title:	Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT FEBRUARY 2011
SIGNATURE PAGE

ROYAL BANK OF CANADA
By:	/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Authorized Signatory

KAYNE ANDERSON MLP INVESTMENT COMPANY
SECOND AMENDMENT FEBRUARY 2011
SIGNATURE PAGE

WELLS FARGO BANK, N.A.
By:	/s/ Paul Squires
	Name:	Paul Squires
	Title:	Director

SCHEDULE I
COMMITMENTS, ADDRESSES, ETC.

Name and Address of Lender	Amount of Commitment
JPMORGAN CHASE BANK, N.A.
277 Park Avenue, 36th Floor
New York, New York 10172-0003
Attn: Ms. Jeanne Horn
Tel: (212) 270-9090
Fax: (212) 270-2973
E-mail: Jeanne.Horn@jpmorgan.com	$30,750,000

BANK OF AMERICA, N.A.
21300 Victory Blvs. Suite 120
Woodland Hills, CA 91367
Attn: Sarah H. Daniel
Steven Block
Tel.: (818) 577-1217
Fax: (818) 577-1230
Email: Sarah.h.daniel@baml.com
steven.block@baml.com	$28,125,000

UBS AG, Stamford Branch
677 Washington Blvd.
Stamford, CT 06901
Attn: Kelly Carino
Tel: 203 719 2898
Fax: 203 719 3888
Email: kelly.carino@ubs.com	$28,125,000

CITIBANK, N.A.
333 Clay Street
Suite 3700
Houston, TX 77002
Attn. Todd Mogil
Tel: (713) 654-3559
Fax: (713) 481-0247
E-Mail: todd.j.mogil@citi.com	$28,125,000

WELLS FARGO BANK, N.A.
1000 Louisiana
9th Floor
Houston, TX 77002
Attn: Paul Squires
Tel: 713-319-1314
Fax: 713-319-1925
E-Mail: Paul.A.Squires@WellsFargo.com	$22,500,000

ROYAL BANK OF CANADA
Three World Financial Center
200 Vesey Street
New York, NY 10281-8098
Attn: Tim Stephens
Tel: (212) 428-3092
Fax: (212) 428-6201
E-Mail: tim.stephens@rbccm.com	$12,375,000

TOTAL	$150,000,000